Exhibit 99.1

Information about Attendance at the Special Meeting of Stockholders of Dell Technologies Inc.

Attendance at the special meeting of stockholders of Dell Technologies Inc. will be limited to holders of record of Dell Technologies Inc. common stock as of the close of business on Thursday, October 18, 2018 and to guests of Dell Technologies Inc., as described in the section entitled “Special Meeting of Stockholders” included in the accompanying proxy statement/prospectus. Stockholders who come to the special meeting will be required to present evidence of stock ownership as of Thursday, October 18, 2018. You can obtain this evidence from your bank, brokerage firm or other nominee, typically in the form of your most recent monthly statement. All stockholders who attend the special meeting will be required to present valid government-issued picture identification, such as a driver’s license or passport, and will be subject to security screenings. For more information, see the section entitled “Special Meeting of Stockholders” included in the accompanying proxy statement/prospectus.

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

Special Meeting of Stockholders

December 11, 2018, 8:00 a.m., Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

DELL TECHNOLOGIES INC.

W H I T E P R O X Y

The undersigned hereby appoints Richard J. Rothberg and Janet M. Bawcom, and each of them, with power to act without the other and with power of substitution and resubstitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this form, all the shares of Dell Technologies Inc. Class A Common Stock, Class B Common Stock, Class C Common Stock and/or Class V Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held on December 11, 2018 and any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED AND DATED, THIS PROXY CARD WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
YOUR VOTE IS VERY IMPORTANT — PLEASE SUBMIT YOUR PROXY TODAY (continued and to be signed and dated on the reverse side)

YOUR VOTE IS IMPORTANT

Please take a moment now to submit your proxy for your shares of Dell Technologies Inc.

Common Stock for the upcoming Special Meeting of Stockholders to be held on Tuesday, December 11, 2018.

YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS:

Submit your proxy by Internet

Please access https://www.proxyvotenow.com/dvmt (please note you must type an “s” after “http”). Then, simply follow the instructions on the web site. You will be required to provide the unique Control Number printed below.

Submit your proxy by Telephone
Please call toll-free in the U.S. or Canada at 1-866-214-3728 on a touch-tone telephone. (If outside the U.S. or Canada, call 1-646-880-9100.) Then, simply follow the voice prompts. You will be required to provide the unique Control Number printed below.

CONTROL NUMBER

You may submit your proxy by telephone or Internet 24 hours a day, 7 days a week.

Submitting your proxy by telephone or Internet authorizes the named proxy holders to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

For information about how to attend the Special Meeting of Stockholders to be held on Tuesday,

December 11, 2018 in person, please see the information on the reverse side.

Submit your proxy by Mail
Please complete, sign, date and return the proxy card in the envelope provided to: Dell Technologies Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

☒	Please mark vote as in this sample

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE FOLLOWING PROPOSALS:

1.	Adoption of the Agreement and Plan of Merger, between Dell Technologies Inc. and Teton Merger Sub Inc., dated as of July 1, 2018, as it may be amended from time to time (the “merger agreement”), pursuant to which Teton Merger Sub Inc. will be merged with and into Dell Technologies Inc., and Dell Technologies Inc. will continue as the surviving corporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Adoption of the Fifth Amended and Restated Certificate of Incorporation of Dell Technologies Inc. in the form attached as Exhibit A to the merger agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Approval, on a non-binding, advisory basis, of compensation arrangements with respect to the named executive officers of Dell Technologies Inc. related to the Class V transaction described in the accompanying proxy statement/prospectus.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement or adopt the Fifth Amended and Restated Certificate of Incorporation of Dell Technologies Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐

NOTE:	In their discretion, the named proxy holders will vote on such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

Date: , 2018

Signature

Signature (Joint Owners)

Title(s)
NOTE: Please sign exactly as name appears hereon. If more than one owner, each must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or other entity, please sign in full corporate or other entity name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.